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EXHIBIT 21               SUBSIDIARIES OF THE REGISTRANT


        Subsidiary Name                        State of Incorporation
        ---------------                        ----------------------
   United Minerals Corp. - Arkansas                   Arkansas

   United Minerals Corp. - Arizona                     Arizona

   HeatShield Technologies, Inc.                       Florida

   HST Capital Corp.                                   Florida

   Cereus Technology, Inc.                            Delaware

   American Internet Media, Inc.                      Delaware

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